EX-99.23(m)(9)

                              JNL VARIABLE FUND LLC
                                 RULE 12B-1 PLAN


     WHEREAS, the above-named company ("Company") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act").

     WHEREAS, the Company is currently divided into the investment series listed on Schedule A hereto (the "Funds"), where each Fund represents a separate portfolio of investments.

     WHEREAS, the Company has adopted a Multiple Class Plan pursuant to Rule 18f-3 under the Act, authorizing each Fund to issue Class A and Class B shares.

     WHEREAS, the Board of Managers of the Company ("Board of Managers") has determined that it is appropriate and desirable to use assets of Class A Shares of the Funds to reimburse certain distribution and related service expenses that are primarily intended to result in the sale of such Class A shares of the Funds.

     WHEREAS, in furtherance of the purposes of this Rule 12b-1 Plan ("Plan"), the Company has been authorized to enter into a Distribution Agreement with Jackson National Life Distributors LLC ("Distributor") pursuant to which the Distributor will serve as distributor of the securities of the Funds.

     WHEREAS, a majority of each Board of Managers, including a majority of the Managers who are not interested persons of the Company ("Disinterested Managers") and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Rule 12b-1 Managers"), have determined, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law and under Sections 36(a) and (b) of the Act, that there is a reasonable likelihood that adoption of this Plan will benefit the Funds and their shareholders.

     NOW, THEREFORE, this Plan is adopted by the Company on behalf of the Funds, in accordance with Rule 12b-1 under the Act, on the following terms and conditions:

1.   AUTHORIZED DISTRIBUTION AND/OR SERVICE 12B-1 FEES.

     (a)  As  used  herein,   "Recipient"  shall  mean  any  broker  or  dealer,
administrator, or other that (i) has rendered assistance (whether direct, administrative, or both) in the distribution of Class A Shares of a Fund; (ii) has furnished or will furnish the Distributor with such information as the Distributor has requested or may request to answer such questions as may arise concerning the sale of Class A Shares of a Fund; and (iii) has been selected by the Distributor to receive payments under this Plan. Notwithstanding the foregoing, a majority of the Rule 12b-1 Managers may remove any broker or dealer, administrator, or other as a Recipient.

     (b) Each Fund that issues Class A Shares shall reimburse the Distributor for distribution and related additional service expenses incurred in promoting the sale of the Fund's Class A Shares at a rate of up to the rate per annum of the average daily net assets attributable to the Class A Shares, as shown on Schedule A hereto. Each Fund's Class A Shares shall bear exclusively its own costs of such reimbursements. Such distribution and related service expenses shall be calculated and accrued daily and paid within forty-five (45) days of the end of each fiscal quarter of the Fund. In no event shall such payments exceed the Distributor's actual distribution and related service expenses for that fiscal quarter. The Distributor shall use such payments to reimburse itself for providing distribution and related additional services of the type contemplated herein and reviewed from time to time by the Board of Managers, or for compensating Recipients for providing or assisting in providing such distribution and related services. The types of distribution and related additional service activities that may be reimbursed pursuant to this Plan, include, but are not limited to, the following:

          (i) Development, preparation, printing and mailing of Fund sales literature and other promotional materials describing and/or relating to the Fund, including materials intended for use by Jackson National Insurance Company and its affiliates, or for broker-dealer only use or retail use;

          (ii) Holding or participating in seminars and sales meetings for registered representatives designed to promote the distribution of Fund shares;

          (iii) Servicing fees requested by broker-dealers or other financial intermediaries who sell variable insurance products that offer the Funds;

          (iv) Obtaining information and providing explanations to variable insurance contract owners regarding the Funds' investment objectives and policies and other information about the Funds, including performance of the Funds;

          (v) Training sales personnel regarding sales of variable insurance contracts that relate to the Funds offered under those contracts; and

          (vi) Financing other activities that the Board of Managers determines are primarily intended to result in the servicing or sale of Fund shares.

2.   MISCELLANEOUS.

     (a) EFFECTIVENESS. This Plan shall not take effect with respect to a Fund (or a class of shares thereof) until (i) this Plan has been approved by a vote of a majority of the outstanding voting securities of the Company entitled to vote thereon and (ii) this Plan, together with any related agreements, has been approved by a vote of both (1) the Board of Managers and (2) the Rule 12b-1 Managers, cast in person at a meeting (or meetings) called, at least in part, for the purpose of voting on this Plan and such related agreements. As additional Funds or classes of shares are established, this Plan shall not take effect respect such Funds or classes of shares until this Plan, together with any related agreements, has been approved by a vote of both (1) the Board of Managers and (2) the Rule 12b-1 Managers, cast in person at a meeting (or meetings) called, at least in part, for the purpose of voting on this Plan and such related agreements. Subject to approval as required by this paragraph and any other approvals required by the Act and the rules thereunder, this Plan shall take effect at the time specified by the Board of Managers, or, if no such time is specified by the Managers, at the time that all necessary approvals have been obtained.

     (b) CONTINUATION. This Plan shall continue in full force and effect as to a Fund (or a class of shares thereof) for so long as such continuance is specifically approved at least annually by a vote of both (i) the Board of Managers and (ii) the Rule 12b-1 Managers, cast in person at a meeting called, at least in part, for the purpose of voting on this Plan.

     (c) REPORTS. The Distributor shall provide to the Board of Managers a written report of the amounts expended or benefits received and the purposes for which such expenditures were made at such frequency as may be required under Rule 12b-1 of the Act.

     (d) RELATED AGREEMENTS. Any agreement related to this Plan must provide, in substance, (i) that the agreement may be terminated as to the Company or Fund (or class of shares thereof) at any time, without payment of any penalty, by vote of the Board of Managers, by vote of a majority of the Rule 12b-1 Managers, or by a vote of a majority of the outstanding voting securities of the Company entitled to vote thereon, on not more than 30-days' written notice to any other party to the agreement, and (ii) that the agreement will terminate automatically in the event of its "assignment" (as defined in the Act).

     (e) TERMINATION. This Plan may be terminated as to the Company or Fund (or class of shares thereof) at any time, without payment of any penalty, by vote of the Board of Managers, by vote of a majority of the Rule 12b-1 Managers, or by a vote of a majority of the outstanding voting securities of the Company entitled to vote thereon.

     (f) AMENDMENTS. This Plan may not be amended in any material respect unless such amendment is approved by a vote of a majority of both (i) the Board of Managers and (ii) the Rule 12b-1 Managers, cast in person at a meeting called, at least in part, for the purpose of voting on such approval. This Plan may not be amended to increase materially the amount to be spent for distribution unless such amendment is approved by a majority of the outstanding voting securities of the applicable Fund or class shares thereof and by a majority of both (i) the Board of Managers and (ii) the Rule 12b-1 Managers, cast in person at a meeting called, at least in part, for the purpose of voting on such approval.

     (g) DISINTERESTED MANAGERS. While this Plan is in effect, at least a majority of the Managers of the Company must be Disinterested Managers; only those Managers may select and nominate any other Disinterested Managers; and any person who acts as legal counsel for the Disinterested Managers must be an "independent legal counsel" (as defined in the Act).

     (h) RECORDS. The Company shall preserve copies of this Plan and any related agreement or report made pursuant to this Plan or Rule 12b-1 under the Act for a period of not less than six years from the date of this Plan or any such agreement or report, the first two years in an easily accessible place.

     (i) SEVERABILITY. The provisions of this Plan are severable as to each Fund or class of shares of a Fund, and any action to be taken with respect to this Plan shall be taken separately for each Fund or class of shares affected by the matter.


ADOPTED: DECEMBER 3, 2007

                                   SCHEDULE A

--------------------------------------------------------------------------- --------------------- --------------------
                                                                                                        MAXIMUM
                                   FUND                                            CLASS             12B-1 FEE(1)
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management DowSM 10 Fund                                       Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management S&P(R) 10 Fund                                      Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management Global 15 Fund                                      Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management 25 Fund                                             Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management Select Small-Cap Fund                               Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management Nasdaq(R) 25 Fund                                   Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management Value Line(R) 30 Fund                               Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management DowSM Dividend Fund                                 Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management S&P(R) 24 Fund                                      Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management VIP Fund                                            Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management JNL 5 Fund                                          Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class A                0.20%
JNL/Mellon Capital Management JNL Optimized 5 Fund
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management S&P(R) SMid 60 Fund                                 Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management NYSE(R) International 25 Fund                       Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management Communications Sector Fund                          Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management Consumer Brands Sector Fund                         Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management Financial Sector Fund                               Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management Healthcare Sector Fund                              Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management Oil & Gas Sector Fund                               Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------
JNL/Mellon Capital Management Technology Sector Fund                              Class A                0.20%
--------------------------------------------------------------------------- --------------------- --------------------
                                                                                  Class B                None
--------------------------------------------------------------------------- --------------------- --------------------